                                                                     EXHIBIT 1.1
                                                                     -----------















                             EXHIBIT "A" TO FORM OF
                             ----------------------

             DEALER-MANAGER AGREEMENT WITH ANTHEM SECURITIES, INC.
             -----------------------------------------------------

                                   EXHIBIT "A"

                                ESCROW AGREEMENT


         THIS AGREEMENT is dated as of ________________________, 2004, by and among LEAF Financial Corporation, a Delaware corporation (the "GENERAL PARTNER"), Anthem Securities, Inc., a Pennsylvania corporation, Bryan Funding, Inc., a Pennsylvania corporation (Anthem Securities, Inc. and Bryan Funding, Inc. are sometimes referred to collectively in this Agreement as the "DEALER-MANAGER"), Lease Equity Appreciation Fund II, L.P., a Delaware limited partnership (the "PARTNERSHIP"), and COMMERCE BANK, NATIONAL ASSOCIATION, as escrow agent (the "ESCROW AGENT").


                                   WITNESSETH:

         WHEREAS, the Partnership intends to offer for sale to qualified investors up to 600,000 limited partner interests in the Partnership (the "UNITS").

         WHEREAS, each person who subscribes for the purchase of Units (a "SUBSCRIBER") will be required to pay his subscription in full at the time of subscription by check, draft or money order (the "SUBSCRIPTION PROCEEDS").

         WHEREAS, Anthem Securities, Inc. for all states other than Minnesota and New Hampshire and Bryan Funding, Inc. for Minnesota and New Hampshire have each executed an agreement (collectively the "DEALER-MANAGER AGREEMENT") with the General Partner under which each Dealer-Manager will in its respective states solicit subscriptions on a "best efforts" "all or none" basis for 20,000 Units and on a "best efforts" basis for the remaining Units and has been authorized to select certain members in good standing of the National Association of Securities Dealers, Inc. to participate in the offering of the Units ("SELLING DEALERS").

         WHEREAS, under the terms of the Dealer-Manager Agreement the Subscription Proceeds are required to be held in escrow subject to the receipt and acceptance by the General Partner of subscriptions for 20,000 Units, excluding any subscriptions by the General Partner and its affiliates or by Pennsylvania or Iowa residents (the "MINIMUM OFFERING AMOUNT").

         WHEREAS, no subscriptions to the Partnership will be accepted after the "Offering Termination Date," which is the first to occur of either:

         o  receipt and acceptance of subscriptions for 600,000 Units; or

         o _________________, 2005, if the Minimum Offering Amount has not been received and accepted by that date; or

         o __________________, 2006, if the Minimum Offering Amount has been received and accepted by ______________, 2005;

provided, however, no subscriptions will be accepted after __________________, 2005 from Subscribers in any jurisdiction in which renewal, requalification or other consent by a securities administrator to the continuance of the registration or qualification of the offering is required, unless such renewal, requalification or other consent has been obtained.

         WHEREAS, to facilitate compliance with the terms of the Dealer-Manager Agreement and Rule 15c2-4 adopted under the Securities Exchange Act of 1934, the Partnership, the General Partner and the Dealer-Manager desire to have the Subscription Proceeds deposited with the Escrow Agent until the Minimum Offering Amount has been obtained and the Escrow Agent agrees to hold the Subscription Proceeds under the terms and conditions set forth in this Agreement.

Escrow Agreement                        1

        NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Agreement, the parties to this Agreement, intending to be legally bound, agree as follows:

1. APPOINTMENT OF ESCROW AGENT. The General Partner, the Partnership and the Dealer-Manager appoint the Escrow Agent as the escrow agent to receive and to hold the Subscription Proceeds deposited with the Escrow Agent by the Dealer-Manager and the General Partner under this Agreement. The Escrow Agent agrees to serve in this capacity during the term and subject to the provisions of this Agreement.

2. DEPOSIT OF SUBSCRIPTION PROCEEDS. Pending receipt of the Minimum Offering Amount, and subject to Section 6, the Dealer-Manager and the General Partner shall deposit the Subscription Proceeds of each Subscriber to whom they sell Units with the Escrow Agent and shall deliver to the Escrow Agent a copy of the Subscription Agreement. A "SUBSCRIPTION AGREEMENT" is the execution and subscription instrument signed by the Subscriber to evidence his agreement to purchase Units in the Partnership. Payment for each subscription for Units shall be in the form of a check made payable to "Lease Equity Appreciation Fund II, L.P. Escrow Account." Verification of the Subscription Proceeds by the Escrow Agent will be available via direct, online access, telecopier, or other electronic media as soon as practicable after receipt.


3. INVESTMENT OF SUBSCRIPTION PROCEEDS. Subject to Section 6, the Escrow Agent shall deposit all Subscription Proceeds in the Commerce Bank Trust Capital Reserves Money Market Account, which is an interest-bearing bank money market accounts (other than mutual funds). The interest earned shall be added to the Subscription Proceeds and disbursed in accordance with the provisions of Section 4 or 5, as the case may be.


4. DISTRIBUTION OF SUBSCRIPTION PROCEEDS. Subject to Section 6, if the Escrow Agent:

         (a) receives written notice from an authorized officer of the General Partner that at least the Minimum Offering Amount has been received and accepted by the General Partner; and

         (b) determines that the Minimum Offering Amount has cleared the banking system and constitutes good funds;

         then the Escrow Agent shall promptly release and distribute to the General Partner the escrowed Subscription Proceeds which have cleared the banking system and constitute good funds plus any interest paid and investment income earned on the Subscription Proceeds while held by the Escrow Agent in the escrow account.

         Any remaining Subscription Proceeds, plus any interest paid and investment income earned on the Subscription Proceeds while held by the Escrow Agent in the escrow account, shall be promptly released and distributed to the General Partner by the Escrow Agent as the Subscription Proceeds clear the banking system and become good funds.

5. SEPARATE PARTNERSHIP ACCOUNT. Subject to Section 6, during the continuation of the offering after the Escrow Agent has performed its duties described in Section 4, but before the Offering Termination Date, any additional Subscription Proceeds may be deposited by the Dealer-Manager and the General Partner directly in a separate Partnership account which shall not be subject to the terms of this Agreement.

6. SUBSCRIPTIONS OF PENNSYLVANIA OR IOWA RESIDENTS. The Escrow Agent shall deposit subscriptions from Pennsylvania or Iowa residents into a separate escrow account. Funds shall be released from that account in accordance with Section 4 (and Subscription Proceeds from Pennsylvania or Iowa residents may be deposited in a separate Partnership account in accordance with Section 5) only if the aggregate of all Subscription Proceeds received and accepted by the General Partner, including those



Escrow Agreement                        2
         from Pennsylvania or Iowa residents, total $3,000,000 or more. The Dealer-Manager and the General Partner will specifically identify subscriptions of Pennsylvania or Iowa residents to the Escrow Agent and will not commingle those subscriptions with subscriptions of residents of other states.

7.       DISTRIBUTIONS TO SUBSCRIBERS.

         (a) If the Minimum Offering Amount has not been received and accepted by the General Partner by 12:00 p.m. (noon), local time, on the Offering Termination Date, or if the offering is terminated before then for any other reason, then the General Partner shall notify the Escrow Agent, in writing, and the Escrow Agent shall promptly distribute to each Subscriber a refund check made payable to the Subscriber in an amount equal to the Subscription Proceeds of the Subscriber plus any interest paid or investment income earned on the Subscriber's Subscription Proceeds while held by the Escrow Agent in the escrow account, all as calculated by the Escrow Agent.

               A refund check will not be issued to a Subscriber under this provision until after the Escrow Agent has determined that the Subscriber's funds have cleared banking channels and are recognized as "good funds."

         (b) If a subscription for Units submitted by a Subscriber is rejected by the General Partner for any reason after the Subscription Proceeds relating to the subscription have been deposited with the Escrow Agent, then the General Partner promptly shall notify the Escrow Agent in writing of the rejection, and the Escrow Agent shall promptly distribute to the Subscriber a refund check made payable to the Subscriber in an amount equal to the Subscription Proceeds of the Subscriber, plus any interest or investment income earned, as calculated by Escrow Agent, after the Escrow Agent has determined that the Subscriber's check has cleared banking channels and is recognized as good funds.

8. COMPENSATION AND EXPENSES OF ESCROW AGENT. The General Partner shall be solely responsible for and shall pay the compensation of the Escrow Agent for its services under this Agreement, as provided in Appendix 1 to this Agreement and made a part of this Agreement, and the charges, expenses (including any reasonable attorneys' fees), and other out-of-pocket expenses incurred by the Escrow Agent in connection with the administration of the provisions of this Agreement. The Escrow Agent shall have no lien on the Subscription Proceeds deposited in the escrow account.

9. DUTIES OF ESCROW AGENT. The Escrow Agent shall not be obligated to accept any notice, make any delivery, or take any other action under this Agreement unless the notice or request or demand for delivery or other action is in writing and given or made by the party given the right or charged with the obligation under this Agreement to give the notice or to make the request or demand. In no event shall the Escrow Agent be obligated to accept any notice, request, or demand from anyone other than the General Partner or the Dealer-Manager.

10. LIABILITY OF ESCROW AGENT. The Escrow Agent shall not be liable for any damages, or have any obligations other than the duties prescribed in this Agreement, in carrying out or executing the purposes and intent of this Agreement. However, nothing in this Agreement shall relieve the Escrow Agent from liability arising out of its own willful misconduct or gross negligence. The Escrow Agent's duties and obligations under this Agreement shall be entirely administrative and not discretionary. The Escrow Agent shall not be liable to any party to this Agreement or to any third-party as a result of any action or omission taken or made by the Escrow Agent in good faith. The parties to this Agreement will indemnify the Escrow Agent, hold the Escrow Agent harmless, and reimburse the Escrow Agent from, against and for, any and all liabilities, costs, fees and expenses (including reasonable attorney's fees) the Escrow Agent may suffer or incur by reason of its execution and performance of this Agreement. If any legal questions arise concerning the Escrow Agent's duties and obligations under this Agreement, then the Escrow Agent may consult with its counsel and rely without liability on written opinions given to it by its counsel.


Escrow Agreement                        3

         The Escrow Agent shall be protected in acting on any written notice, request, waiver, consent, authorization, or other paper or document which the Escrow Agent, in good faith, believes to be genuine and what it purports to be.

         If there is any disagreement between any of the parties to this Agreement, or between them or any other person, resulting in adverse claims or demands being made in connection with this Agreement, or if the Escrow Agent, in good faith, is in doubt as to what action it should take under this Agreement, then the Escrow Agent may, at its option, refuse to comply with any claims or demands on it or refuse to take any other action under this Agreement, so long as the disagreement continues or the doubt exists. In any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act and the Escrow Agent shall be entitled to continue to so refrain from acting until the dispute is resolved by the parties involved.

         The Escrow Agent is acting solely as the Escrow Agent and is not a party to, nor has it reviewed or approved, any agreement or matter of background related to this Agreement, the offer and sale of the Units, the registration statement relating to the Partnership and the Units or the prospectus included as a part thereof, other than this Agreement itself, and has assumed, without investigation, the authority of the individuals executing this Agreement.

         The parties to this Agreement agree that the Escrow Agent has not reviewed and is not making any recommendations with respect to the Units. The use of the Escrow Agent's name in any communication, written or oral, in connection with the offering of the Units without the specific written approval of the Escrow Agent is expressly prohibited. The Escrow Agent grants permission to use its name in the Prospectus.

11. RESIGNATION OR REMOVAL OF ESCROW AGENT. The Escrow Agent may resign after giving thirty days' prior written notice to the other parties to this Agreement provided that a substitute Escrow Agent has been appointed. The General Partner and the Dealer-Manager may remove the Escrow Agent after giving thirty days' prior written notice to the Escrow Agent. In either event, the duties of the Escrow Agent shall terminate thirty days after the date of the notice (or as of an earlier date as may be mutually agreeable); and the Escrow Agent shall then deliver the balance of the Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in the escrow account) in its possession to a successor escrow agent appointed by the other parties to this Agreement as evidenced by a written notice filed with the Escrow Agent.

         If the other parties to this Agreement are unable to agree on a successor escrow agent or fail to appoint a successor escrow agent before the expiration of thirty days following the date of the notice of the Escrow Agent's resignation or removal, then the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or other appropriate relief. Any resulting appointment shall be binding on all of the parties to this Agreement.

         On acknowledgment by any successor escrow agent of the receipt of the then remaining balance of the Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in the escrow account), the Escrow Agent shall be fully released and relieved of all duties, responsibilities, and obligations under this Agreement.

12. TERMINATION. This Agreement shall terminate and the Escrow Agent shall have no further obligation with respect to this Agreement after the distribution of all Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in the escrow account) as contemplated by this Agreement or on the written agreement of all of the parties to this Agreement. The provisions of
         Section 10 shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.


Escrow Agreement                        4

13. NOTICE. Any notices or instructions, or both, to be given under this Agreement shall be validly given if set forth in writing and mailed by certified mail, return receipt requested, as follows:

         If to the Escrow Agent:

                  Commerce Bank, National Association
                  1701 Route 70 East
                  Cherry Hill, New Jersey 08034
                  Attention: Corporate Trust Services
                  Telephone: (856) 751-2735
                  Facsimile: (856) 470-6186

         If to the Partnership:

                  Lease Equity Appreciation Fund II, L.P.
                  110 S. Poplar Street, Suite 101
                  Wilmington, DE  19801
                  Telephone: (302) 658-5600
                  Facsimile: (302) 658-3341

        If to the General Partner:

                  LEAF Financial Corporation
                  1845 Walnut Street, 10th Floor
                  Philadelphia, PA 19103
                  Attention: Miles Herman, President and Chief Operating Officer
                  Telephone: (215) 574-1636
                  Facsimile: (215) 574-8176

        If to the Dealer-Manager:

                  Anthem Securities, Inc.
                  1845 Walnut Street, 10th Floor
                  Philadelphia, Pennsylvania 15103
                  Attention: Darshan V. Patel, Vice President
                  Telephone: (215) 546-5005
                  Facsimile: (215) 546-5388

                  Bryan Funding, Inc.
                  393 Vanadium Road
                  Pittsburgh, Pennsylvania 15243
                  Telephone: (412) 276-9393
                  Facsimile: (412) 276-9396

       Any party may designate any other address to which notices and instructions shall be sent by notice duly given in accordance with this Agreement.

14.      MISCELLANEOUS.

         (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.


Escrow Agreement                        5

         (b) This Agreement shall be binding on and shall inure to the benefit of the undersigned and their respective successors and assigns.

         (c) This Agreement may be executed in multiple copies, each executed copy to serve as an original.

         (d) References in this Agreement to "Sections" are references to Sections of this Agreement unless the context clearly indicates otherwise.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.

                        COMMERCE BANK, NATIONAL ASSOCIATION
                        As Escrow Agent


                        By:
                           ---------------------------------------------------
                                (Authorized Officer)


                        LEAF FINANCIAL CORPORATION



                        By:
                           ---------------------------------------------------
                           Miles Herman, President and Chief Operating Officer


                        ANTHEM SECURITIES, INC.



                        By:
                           ---------------------------------------------------
                           Darshan V. Patel, Vice President


                        BRYAN FUNDING, INC.



                        By:
                           ---------------------------------------------------
                           Richard G. Bryan, Jr., President


                        LEASE EQUITY APPRECIATION FUND II, L.P.

                        By: LEAF FINANCIAL CORPORATION
                             General Partner

                        By:
                           ---------------------------------------------------
                           Miles Herman, President and Chief Operating Officer


Escrow Agreement                        6

                         APPENDIX I TO ESCROW AGREEMENT

                    Compensation for Services of Escrow Agent

                              SCHEDULE OF FEES (1)

 RE:  ESCROW AGENT SERVICES FOR LEAF FINANCIAL CORPORATION

 A. Acceptance Fee:                                                $1,000
    This is a one-time fee to establish the account on our records.

 B. Administration Fee: (2)                                        $4,000
    This is a one-time fee to maintain your account on our system.

    If the subscription should fail, there is an additional fee    $10 per check
    To return funds to the investors.

    Additional fee for calculation of interest and prepare checks. $1,000

 C. Out of Pocket Expenses (annually in arrears): (3)              At Cost

--------------------------------------------------------------------------------

         (1) All fees are due and payable upon the signing of the account agreements.

         (2) The Administration fee includes up to 300 subscribers.

         (3) Out of Pocket Expenses shall be billed at cost which may include, but is not limited to, postage, stationery, communication charges, counsel fees and expenses or other experts as may be required from time to time.


Escrow Agreement                        7

                    CERTIFICATE OF AUTHORIZED REPRESENTATIVES

The following individuals are Authorized Representatives for purposes of giving direction on behalf of LEAF Financial Corporation pursuant to that Escrow Agreement dated __________________, 2004 by and between Commerce Bank, National Association and LEAF Financial Corporation, Lease Equity Appreciation Fund II, L.P., Anthem Securities, Inc., and Bryan Funding, Inc.



Name and Title                                                         Signature

Crit DeMent, Chairman of Board of Directors, CEO
-------------------------------------------------                      ----------------------------------------------

Miles Herman, President, COO
-------------------------------------------------                      ----------------------------------------------

-------------------------------------------------                      ----------------------------------------------


-------------------------------------------------                      ----------------------------------------------




Dated this ___________ day of _____________, 2004



                                                                       LEAF Financial Corporation
                                                                       ----------------------------------------------

                                                                       By:
                                                                       ----------------------------------------------

                                                                       Title:
                                                                       ----------------------------------------------


ATTEST:


LEAF Financial Corporation
-------------------------------

By:
   ----------------------------

Title:
      -------------------------



Escrow Agreement                        8